UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Tut Systems, Inc.
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Motorola, Inc.
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Filed by Motorola, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Tut Systems, Inc.
Commission File No.: 000-25291
Motorola To Acquire Tut Systems, Inc., Expand Portfolio of Next-Generation IPTV Video Processing and Distribution Capabilities
SCHAUMBURG, Ill. and LAKE OSWEGO, Ore. — 21 DEC 2006 — Motorola, Inc. (NYSE: MOT) and Tut Systems, Inc. (Nasdaq: TUTS) today announced that the two companies have signed a definitive merger agreement, under which Motorola will acquire all of the outstanding shares of Tut Systems common stock for $1.15 per share in cash. The transaction has a total equity value of approximately $39 million on a fully-diluted basis.
Tut Systems provides carrier-class end-to-end digital video encoding, processing and distribution products. Their solutions support MPEG-2 and MPEG-4 AVC video compression, local ad insertion, forward error correction, and real-time conditioning of video and audio. Today, more than 160 service providers worldwide deliver IPTV powered by Tut Systems digital video distribution technology.
The integration of Tut Systems’ solutions with Motorola’s industry-leading digital video delivery solutions will expand Motorola’s ability to help service providers deploy advanced video services over IP, ATM, or RF-based network architectures. Motorola currently has deployed 2060 digital video networks and over 50 million digital video set tops worldwide.
“This transaction brings together the telco-aware IPTV processing capabilities of Tut Systems with Motorola’s proven video delivery expertise. Together, our combined portfolio will provide service providers with next-generation solutions for delivering rich video experiences into the connected home — and out into the world,” said Dan Moloney, President, Motorola Connected Home Solutions. “We look forward to adding the great people, technology and video expertise of Tut Systems to the Motorola Connected Home Solutions team.”
“Today is an exciting day for Tut Systems. Our stockholders will be able to receive value for their investment, while our employees, customers and strategic partners will benefit as we join together with Motorola, an established, global leader in architecting and deploying digital and IP video networks,” said Sal D’Auria President and CEO of Tut Systems. “Motorola’s financial resources and customer relationships will enable us to address larger customer opportunities that were challenging as a smaller company. My team is committed to working closely with Motorola to ensure a rapid and seamless transition.”
Upon completion of the transaction, Tut Systems will become a wholly-owned subsidiary of Motorola and will be integrated into the Motorola Connected Home Solutions business. Motorola intends to maintain Tut Systems’ operations in Lake Oswego, Oregon, San Diego, California and Pleasanton, California.
The transaction is expected to be neutral to Motorola’s earnings per share in the first year following closing, excluding certain non-cash charges relating to amortization associated with acquired intangibles and other one-time accounting and transaction-related costs. The transaction is subject to customary closing conditions, including regulatory approvals and the approval of Tut Systems’ stockholders, and is expected to be completed in the first quarter of 2007.
About Tut Systems, Inc.
Tut Systems, Inc. delivers advanced content processing and distribution products as well as comprehensive system integration services for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies worldwide use Tut

Systems solutions to deliver broadcast-quality video over broadband networks.
Tut Systems is headquartered in Lake Oswego, OR. For more information, visit www.tutsys.com or call (971) 217-0400.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of Seamless Mobility, the people of Motorola are committed to helping you get and stay connected simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $35.3 billion in 2005. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.
Forward Looking Statements
Certain statements contained in this press release, including the expected timetable for completing the proposed transaction between Motorola and Tut Systems, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding Motorola’s or Tut Systems’ future expectations, beliefs, goals or prospects, the near-term impact of the transaction on Motorola’s earnings per share, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent managements’ current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (iii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (iv) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (v) Motorola’s ability to successfully integrate Tut Systems’ operations and technology into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (vi) revenues following the transaction may be lower than expected; (vii) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (viii) the retention of certain key employees at Tut Systems; and (ix) the other factors described in Motorola’s Annual Report on Form 10-K for the year ended December 31, 2005 and its subsequent reports filed with the SEC, and Tut Systems’ Annual Report on Form 10-K for the year ended December 31, 2005 and its subsequent reports filed with the SEC. Motorola and Tut Systems assume no obligation to update or revise any forward-looking statement in this press release, and such forward-looking statements speak only as of the date hereof.
Additional Information about the Proposed Transaction
In connection with the proposed transaction and required stockholder approval, Tut Systems will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Tut Systems. TUT SYSTEMS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND TUT SYSTEMS. When these documents become available, investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Tut Systems with the SEC by going to Tut Systems’ Investor Relations page on its corporate web site at www.tutsystems.com.
Tut Systems and its officers and directors may be deemed to be participants in the solicitation of proxies from Tut Systems’ stockholders with respect to the proposed acquisition. Information about Tut Systems’ executive officers and directors and their ownership of Tut Systems common stock is set forth in the proxy statement for Tut Systems’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on

April 18, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Tut Systems and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.
In addition, Motorola and its officers and directors may be deemed to be participants in the solicitation of proxies from Tut Systems’ stockholders in favor of the approval of the proposed acquisition. Information concerning Motorola’s directors and executive officers is set forth in Motorola’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Motorola’s Investor Relations page on its corporate web site at www.motorola.com.
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Media Contacts:
Jennifer Erickson
Motorola
+1-847-435-5320
Jennifer.Erickson@motorola.com

Keith J. Wymbs
Tut Systems, Inc.
+1-971-217-0363
kwymbs@tutsys.com

MOTOROLA and the Stylized M Logo are registered in the US Patent and Trademark Office. All other product or service names are the property of their respective owners. © Motorola, Inc. 2006